LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (the “Agreement”) is effective this 10th day of May, 2019 (the “Effective Date”), by and between Fromar Investments, LP, a Delaware limited partnership (the “Lender”), and Mount Tam Biotechnologies, Inc., a Nevada corporation (the “Borrower”).

RECITALS

WHEREAS, on or about March 8, 2019, the Borrower and the Lender entered into that certain Convertible Promissory Note in the principal amount of $80,000.00, with a maturity date of September 20, 2019, at an interest rate of 8%. The Company received $40,000 on March 8, 2019, and an additional $40,000 on March 14, 2019.

WHEREAS, on or about March 5, 2018, the Borrower and the Lender entered into that certain Convertible Promissory Note in the principal amount of $500,000.00 (such Convertible Promissory Note, together with any and all modifications, amendments and restatements shall hereinafter be collectively referred to as the “Fromar Note”);

WHEREAS, on or about November 9, 2015, the Borrower and 0851229 BC Ltd., an affiliate of the Lender, entered into that certain Secured Convertible Promissory Note, which has been amended, restated and otherwise modified on several different occasions (such Secured Convertible Promissory Note, together with any and all modifications, amendments and restatements shall hereinafter be collectively referred to as the “BC Note” and the BC Note shall be referred to collectively with the Fromar Note as the “Prior Notes”);

WHEREAS, the Borrower desires to borrow from the Lender a maximum principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the “Maximum Amount”) to be used by Borrower to pay off the Prior Notes and to provide for additional borrowings to be used for general business purposes; and

WHEREAS, pursuant to the terms of this Agreement, the Lender desires to loan to the Borrower an amount not to exceed the Maximum Amount.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto do hereby mutually covenant and agree as follows:

1.Periodic Loans.  During the term hereof, the Lender hereby agrees to make periodic loans to the Borrower as requested from time to time by the Borrower, so long as the aggregate principal amount outstanding at any time does not exceed the Maximum Amount (such periodic loans are referred to herein as the “Loan”).  In connection with the Loan, the Borrower shall execute and deliver to the Lender a Promissory Note in the form of the Secured Promissory Note attached hereto as Exhibit A and incorporated by reference herein (the “Note”).

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During the term hereof, from time to time the Borrower shall notify the Lender of the Borrower’s request to borrow funds pursuant to this Agreement.  For each request to borrow funds, the Borrower, through a duly authorized officer, shall deliver to the Lender a completed “Request to Borrow Funds,” substantially in the form attached as Exhibit B and incorporated herein (the “Request”).  Unless otherwise directed in a Request, the Lender shall remit the loan amount requested by wire transfer in immediately payable U.S. funds to an account designated by the Borrower by the end of the second business day following the Lender’s receipt of the Request to Borrow Funds.  By virtue of this Agreement, the Lender hereby acknowledges and agrees that the Prior Notes have been satisfied in full and that no amounts are due and owing by Borrower under the Prior Notes.  The Lender shall document loans hereunder by making notations to the “Schedule of Loan Advances and Repayments,” attached as Exhibit C and incorporated herein.

2.Interest.  All sums advanced pursuant to this Agreement shall bear simple interest from the date each advance is made until paid in full at a fixed annual interest rate of eight percent (8.00%). The advance to pay off/refinance the Prior Notes shall be deemed to be made as of the Effective Date. Interest shall be calculated on the basis of a 365-day year using the actual number of days elapsed divided by 365.

Notwithstanding the foregoing, upon the occurrence of an Event of Default (as defined herein) and during the continuance thereof, the outstanding principal balance of the amounts advanced pursuant to this Agreement shall, in the Lender’s sole discretion and without prior notice to the Borrower, bear interest at the rate of sixteen percent (16.00%) per annum, and shall continue at such rate, both before and after judgment, until the outstanding amount is paid and all of the Borrower’s other obligations to the Lender hereunder have been fully paid and discharged.

3.Payments.  The Borrower may prepay, in whole or in part, any amounts due and owing at any time without penalty and without the prior written consent of the Lender. Payments shall be applied first to the interest outstanding, and then to the principal outstanding.  The unpaid principal and all accrued but unpaid interest shall be due and payable in full by the Borrower no later than August 30, 2019 (the “Maturity Date”).

4.Term.  This Agreement shall commence as of the Effective Date, and shall terminate on the Maturity Date, unless terminated earlier pursuant to the default provisions set forth in Section 5 of this Agreement or unless terminated earlier or extended upon mutual written consent of the parties hereto.

5.Default Provisions.  The occurrence of one or more of the following events shall constitute an “Event of Default” hereunder:

(a)The nonpayment of any principal and/or interest of the loans described herein when the same shall have become due and payable;

(b)The Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Borrower or all or any substantial portion of the Borrower’s assets,

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or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due;

(c)An involuntary petition is filed, or any proceeding or case is commenced, against the Borrower (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Borrower or to take possession, custody or control of any property of the Borrower, or an order for relief is entered against the Borrower in any of the foregoing;

(d)Default in the obligation of the Borrower to any person for borrowed money, other than the loans described herein, which shall continue for a period of sixty (60) consecutive calendar days; or

(e)An “Event of Default” under the Note.

6.Acceleration.  At the option of the Lender, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon an event of default as set forth in Section 5 above.

7.Security.  The payment of all sums due hereunder shall be secured by, and the Borrower hereby assigns, transfers, and conveys to the Lender, and grants the Lender, in the following (collectively, the “Collateral”):  a security interest in and to all of the Borrower’s tangible assets and personal properties of every kind and nature, whether presently existing or hereafter acquired, developed or arising, wherever the same may be located, including, without limitation, all goods, fixtures, equipment and inventory, as more particularly set forth in the security agreement among the Borrower and the Lender (the “Security Agreement”), a form of which is attached hereto as Exhibit D.

The Borrower shall execute and deliver to the Lender, or shall cause to be executed and delivered to the Lender, such assignments, security agreements, UCC financing statements (including continuation statements and amendments), pledges, hypothecations, consents, acknowledgments, and other documents and instruments as the Lender may request to further effect or perfect its security interest in the Collateral.  The Borrower authorizes the Lender to file UCC financing statements and continuation statements in such jurisdictions as the Lender determines to be necessary to perfect its security interest in any of the Collateral.

8.Miscellaneous.

8.1.Headings.  All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or intent of this Agreement or any provision thereof.

8.2.Severability.  In the event any provision of this Agreement shall be held invalid or unenforceable according to law, such holding or action shall not invalidate or render

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unenforceable any other provision hereof.  The foregoing provision, however, shall not apply in relation to the obligations of the Borrower to repay principal or to pay interest under this Agreement.

8.3.Counterparts.  This Agreement may be executed in counterparts, including by electronic transmission or facsimile, each of which shall be an original, but all of which shall constitute one and the same instrument.

8.4.Entire Agreement.  This Agreement contains the entire agreement between the parties and supersedes any prior negotiations, agreements, or understandings between the parties, whether oral or written, concerning the subject matter hereof.

8.5.Amendments; Assignment.  This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties hereto.  A party’s rights and duties under this Agreement may be assigned by such party only with the written consent of the other party.

8.6.Time of Essence.  It is agreed that time is of the essence hereunder.

8.7.Governing Law. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of California determined without regard to conflict-of-law principles.

8.8.Binding Agreement.  Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties hereunto and their successors and assigns.

8.9.Attorneys’ Fees.  Should any party hereto reasonably retain counsel for the purpose of enforcing or preventing the breach of any rights hereunder, including, but not limited to, instituting any action or proceeding to enforce any provision hereof, for damages by reason of any alleged breach of any provision hereof, for a declaration of such party’s rights or obligations hereunder or for any other judicial remedy, then if said matter is settled by judicial determination (which term includes arbitration), the prevailing party (whether at trial or on appeal) shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all reasonable costs and expenses incurred thereby, including, but not limited to, all attorneys’ and expert witness fees and costs actually incurred for the services rendered to such prevailing party.  Further, the prevailing party shall be entitled to additional awards of attorneys’ and expert witness fees for services reasonably rendered in aid of enforcing such judgment or award or in collecting any monies awarded therein.

8.10.No Presumption.  Should any provision of this Agreement require judicial interpretation, the court interpreting or consulting the same shall not apply a presumption that the terms hereof shall be more strictly construed against a party hereto, by reason of the rule of construction that a document is to be construed more strictly against the person who himself or through his agents prepared the same, it being acknowledged that both parties hereto have participated in the preparation hereof.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have read and signed this Line of Credit Agreement as of the Effective Date.

BORROWER:

MOUNT TAM BIOTECHNOLOGIES, INC.

By: /s/ Richard Marshak

Name: Richard Marshak

Title: Chief Executive Officer

LENDER:

FROMAR INVESTMENTS, LP

By:/s/ Doug Froese

Name:Doug Froese

Title:Partner

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EXHIBIT A

FORM OF PROMISSORY NOTE

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EXHIBIT B

REQUEST TO BORROW FUNDS

Pursuant to that certain Line of Credit Agreement, signed and dated as of __________ __, 2019 (the “Agreement”), Mount Tam Biotechnologies, Inc. hereby requests funds from Fromar Investments, LP in the amount of ______________________________ Dollars ($____________________).

Dated the _____ day of ________________, 20__.

MOUNT TAM BIOTECHNOLOGIES, INC.

By: ____________________________

Name: __________________________

Its: _____________________________

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EXHIBIT C

SCHEDULE OF LOAN ADVANCES AND REPAYMENTS

Pursuant to that certain Line of Credit Agreement dated ________ ___, 2019 between Fromar Investments, LP, a Delaware limited partnership, as Lender, and Mount Tam Biotechnologies, Inc., a Nevada corporation, as Borrower, Lender documents the following loans:

Date of Advance	Amount Advanced	Date of Repayment	Repayment Amount

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EXHIBIT D

FORM OF SECURITY AGREEMENT

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